EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October 2, 1998, is entered into between Samuels Jewelers, Inc., a Delaware corporation (the "Company"), and each of the other persons or entities signatory hereto (each of such other persons, a "Stockholder").

                              W I T N E S S E T H :

            WHEREAS, the Original Disclosure Statement and Plan of Reorganization, Dated April 30, 1998, Proposed by Barry's Jewelers, Inc. (the "Plan") was confirmed on September 16, 1998 by order of the United States Bankruptcy Court for the Central District of California in Case No. LA 97-27988 VZ;

            WHEREAS, pursuant to the Plan, each Stockholder will receive at least 10% of the aggregate shares of Common Stock (as hereinafter defined) issuable under the Plan (such shares of Common Stock issued to the Stockholders, collectively the "Shares");

            WHEREAS, the Shares will be issued to the Stockholders pursuant to the Plan without registration under the Securities Act (as hereinafter defined), in reliance on applicable exemptions from such registration, and the Company and the Stockholders desire to provide for the registration of the resale by the Stockholders of Registrable Securities (as hereinafter defined) from time to time as contemplated by the Plan, upon the terms and subject to conditions hereinafter set forth; and

            WHEREAS, it is intended by the Company and the Stockholders that this Agreement shall become effective immediately as of the Effective Date.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  DEFINITIONS.

            All capitalized terms used but not defined in this Agreement have the respective meanings assigned to such terms in the Plan. As used in this Agreement,



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the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

            "Affiliate" has the meaning assigned to such term in Rule 144(a)(1) of the Securities Act.

            "Agreement" has the meaning assigned to such term in the introductory paragraph to this Agreement.

            "Commission" means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

            "Common Stock" means the common stock, par value $0.001 per share, of the Company, issued as of the Effective Date pursuant to the Plan.

            "Company" has the meaning assigned to such term in the introductory paragraph to this Agreement.

            "Demand Registration" has the meaning assigned to such term in
Section 2(b).

            "Demand Request" has the meaning assigned to such term in Section 2(b).

            "Effective Period" has the meaning assigned to such term in Section 2(a)(ii).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            "Material Adverse Effect" has the meaning assigned to such term in
Section 2(b)(iv).

            "Material Disclosure Event" means, as of any date of determination, any pending or imminent event relating to the Company, which, in the good faith, reasonable opinion of the Board of Directors of the Company (i) requires disclosure of material, non-public information relating to such event in any registration statement so that such registration statement would not be materially misleading, (ii) is



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otherwise not required to be publicly disclosed at that time (e.g., on Form 8-K or Form 10-Q) under applicable federal or state securities laws, and (iii) if publicly disclosed at the time of such event, would have a material adverse effect on the business, financial condition or prospects of the Company.

            "Permitted Assignee" means any person or entity that (i) wholly owns, is wholly owned by or is under common whole ownership with any Stockholder and (ii) acquires, in a single transaction from any Stockholder, at least ten percent of the Company's then-outstanding shares of Common Stock, such percentage to be calculated immediately after such acquisition.

            "Piggyback Registration" has the meaning assigned to such term in
Section 2(c)(i).

            The terms "register," "registered" and "registration" means a registration effected by preparing and filing with the Commission a registration statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement under the Securities Act.

            "Registrable Securities" means the Shares (and any other securities issued by the Company in respect thereof); provided, however, that as to any Registrable Securities, such securities shall cease to constitute "Registrable Securities" for purposes of this Agreement if and when (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final prospectus forming part of such registration statement or
(ii) such securities shall have been sold in satisfaction of all applicable resale provisions of Rule 144 under the Securities Act or (iii) such securities have been transferred to any person or entity other than a Permitted Transferee or (iv) such securities may be freely sold publicly without registration under the Securities Act or compliance with Rule 144 under the Securities Act.

            "Registration Expenses" means all reasonable expenses incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration and filing fees (including fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. and any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association on which the class of Registrable Securities is



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listed or otherwise admitted to unlisted trading privileges), printing expenses, if any (including expenses of printing certificates for the Registrable Securities being registered in a form eligible for deposit with The Depository Trust Company and of printing registration statements and prospectuses), fees and disbursements of counsel for the Company, fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and expenses of one firm of counsel for all underwriters collectively, if any, in connection with "blue sky" qualifications of the Registrable Securities being registered and the determination of eligibility for investment under the laws of such jurisdictions designated by the underwriters, if any), accountants' fees and expenses (including the expenses of any special audits or "comfort" letters incident to or required by any such registration), transfer taxes, fees of transfer agents and registrars, and reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and broker-dealer concessions, commissions and allowances and marketing expenses.

            "Required Filing Date" has the meaning assigned to such term in
Section 2(b).

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "Shares" has the meaning assigned to such term in the recitals to this Agreement.

            "Shelf Registration Statement" has the meaning assigned to such term in Sections 2(a)(i) and 2(d)(vi).

            "Stockholder" has the meaning assigned to such term in the introductory paragraph to this Agreement.

            "Suspension Period" has the meaning assigned to such term in Section 2(a)(ii).




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
2.  REGISTRATION UNDER THE SECURITIES ACT, ETC.

            (a)  Shelf Registration.

                  (i) General. The Company shall use reasonable commercial efforts to prepare and file with the Commission, and to cause to become effective under the Securities Act, not later than the 90th day after the Effective Date, a registration statement on Form S-3 or other applicable form relating to the resale, from time to time, of the Registrable Securities by the Stockholders in accordance with the plan and method of distribution set forth in the prospectus forming part of such registration statement (a "Shelf Registration Statement"). The Company shall provide each Stockholder with a reasonable opportunity to review and comment on such Shelf Registration Statement prior to the filing thereof with the Commission, and shall make all changes thereto as any Stockholder may request in writing to the extent such changes are required, in the judgment of the Company, by the Securities Act, and shall not unreasonably decline to make such other appropriate changes thereto as any Stockholder may reasonably request in writing.

                  (ii) Effective Period. The Company agrees to use reasonable commercial efforts to keep the Shelf Registration Statement continuously effective until the 12-month anniversary of the date on which the Shelf Registration Statement shall have first been declared effective by the Commission (subject to Suspension Periods (as hereinafter defined) and extensions coincident with the length of such Suspension Periods), or the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution intended by the Stockholders and as disclosed in the prospectus forming part of the Shelf Registration Statement (the "Effective Period").

                  (iii) Suspension Period. For purposes hereof, "Suspension Period" shall mean a period of time commencing on the date on which the Company provides notice that the Shelf Registration Statement is no longer effective, that the prospectus included in the Shelf Registration Statement no longer complies with the requirements therefor prescribed by Section 10(a) of the Securities Act, or that there is a Material Disclosure Event and the Company has elected to require the suspension of the sale by the Stockholders of Registrable Securities pursuant to the Shelf Registration Statement, and shall end on the date when the Stockholders either receive copies of the supplemented or amended prospectus contemplated by Section 2(d)(vi) plus an additional five Business Days or otherwise are advised in writing by the Company that use of the prospectus may be resumed. Each of the Stockholders



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
agrees that it will not sell any Registrable Securities pursuant to the Shelf Registration Statement during any Suspension Period. The Company agrees to cause each Suspension Period to end as soon as reasonably practicable. The Company further agrees that no other holder of the Company's stock will be permitted to sell shares of the Company's stock pursuant to a registration statement during a Suspension Period. If one or more Suspension Periods occur, the Effective Period shall be extended by such number of days equal to the aggregate number of days included in all Suspension Periods.

            (b)  Demand Registration.

                  (i) Request for Registration. Commencing on the 91st day after the Effective Date and ending on the first anniversary of the Effective Date, any one or more of the Stockholders may request (collectively, the "Requesting Stockholders," which term shall include parties deemed "Requesting Stockholders" pursuant to Section 2(b)(vi) hereof) in writing (a "Demand Request"), that the Company effect the registration under the Securities Act of that number of Shares requested and owned by the Requesting Stockholders (a "Demand Registration"). Notwithstanding anything to the contrary set forth in this Agreement, the Company shall in no event be required to effect, in the aggregate with respect to all of the Stockholders, more than one Demand Registration for each of DDJ Capital Management, LLC and Mitchell Hutchins Asset Management, Inc.; provided that, if any Registrable Securities requested to be registered pursuant to a Demand Request under this Section 2(b)(i) are excluded from a registration pursuant to Section 2(b)(iv) below, the Requesting Stockholders shall have the right, with respect to each such exclusion, to one additional Demand Registration under this Section 2(b)(i) with respect to such excluded Registrable Securities. Subject to Section 2(b)(v), the Company shall file with the Commission, within 90 days after receiving a Demand Request (the "Required Filing Date"), a registration statement on an appropriate form under the Securities Act providing for the sale or distribution of those Registrable Securities subject to the Demand Registration, and shall thereafter use reasonable commercial efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. Notwithstanding anything to the contrary set forth in this Agreement, (1) no Stockholder may make a Demand Request or participate in a Demand Registration unless, at the time thereof, (a) such Stockholder owns at least 10% of the then-outstanding shares of Common Stock or (b) certifies in writing to the Company that such Stockholder may be deemed to be an affiliate of the Company under the Securities Act; (2) the Company shall not be required to effect any Demand Registration pursuant to any registration statement other than the Shelf Registration



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
Statement at any time when the Shelf Registration Statement is effective and may be used for such Demand Registration; and (3) the Company shall not be required to effect any Demand Registration of an offering and sale that can otherwise be effected in compliance with Rule 144 under the Securities Act.

                  (ii) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Stockholders withdraw from such registration all their Registrable Securities and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Stockholders pay all Registration Expenses in connection with such withdrawn registration); provided that, if, after it has become effective, an offering of Registrable Securities pursuant to such registration is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

                  (iii) Selection of Underwriters. Any offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering or such other lawful form as the Requesting Stockholders may reasonably specify; provided however, that no such offering may be in the form of a "best efforts" or similar type offering. With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of a "firm commitment" underwritten offering, the holders of a majority of the Registrable Securities to be included in such offering and the Company shall jointly select the investment banking firm or firms to manage the underwritten offering.

                  (iv) Priority on Demand Registrations. No securities to be sold for the account of any person or entity (including the Company) other than a Requesting Stockholder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company or the Requesting Stockholders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event that the managing underwriter or underwriters shall advise the Company or the Requesting Stockholders that even after exclusion of all securities of the other persons or entities pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Stockholders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of the Requesting Stockholders to be included in such



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Demand Registration shall equal that number of Shares which the Company is so advised can be sold in such offering without a Material Adverse Effect and such Shares shall be allocated pro rata among the Requesting Stockholders on the basis of the number of Shares requested to be included by each such Requesting Stockholder.

                  (v) Deferral of Filing. If a Material Disclosure Event exists as of the time the filing of a registration statement is otherwise required by
Section 2(b), the Company may defer such filing (but not the preparation) of such registration statement until a date not later than 150 days after the Required Filing Date. A deferral of the filing of a registration statement pursuant to this Section 2(b)(v) shall be lifted, and the requested registration statement shall be filed forthwith, if the Material Disclosure Event ceases. In order to defer the filing of a registration statement pursuant to this Section 2(b)(v), the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Requesting Stockholder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2(b)(v) and a general statement of the reason for such deferral (which statement need not include any information which, in the opinion of the Company, constitutes material, nonpublic information) and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Securities beneficially owned by the Requesting Stockholders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement.

                  (vi) Rights of Nonrequesting Stockholders. Upon receipt of any Demand Request, the Company shall promptly, but in any event within 15 days, give notice of such proposed Demand Registration to all other Stockholders, who shall have the right, exercisable by written notice to the Company within 20 days of their receipt of the Company's notice, to elect to include in such Demand Registration, all or any portion of their Registrable Securities (such notice from any Stockholder shall state the number of shares of Common Stock requested to be registered). All Stockholders requesting to have any of their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Stockholders" for purposes of Section 2. The failure of any Stockholder to elect to include any of such Stockholder's Registrable Securities in such Demand Registration pursuant to this Section 2(b)(vi) shall not result in such Demand Registration failing to count as one Demand Registration for all purposes of this Agreement.



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
            (c)  Piggyback Registration.

                  (i) Right to Piggyback. Commencing on the 91st day after the Effective Date and ending on the second anniversary of the Effective Date, each time during such period that the Company proposes to register any of its Common Stock under the Securities Act for sale pursuant to an underwritten public offering for cash (whether for the account of the Company or the account of any securityholder of the Company other than under Section 2(b)) and the form of registration statement to be used permits the registration of Registrable Securities (without limitation, Forms S-4 and S-8 and successor forms thereto shall be deemed not to permit such registration), the Company shall give prompt written notice to each Stockholder (which notice shall be given not less than 30 days prior to the effective date of the Company's registration statement), which notice shall offer each Stockholder the opportunity to include any or all of such Registrable Securities of such Stockholder in such registration statement, subject to the limitations contained in Section 2(c)(ii) (a "Piggyback Registration"). Each Stockholder that desires to have its Registrable Securities included in such registration statement shall so advise the Company in writing (stating the number of shares of Common Stock desired to be registered) within 20 days after the date of receipt of such notice from the Company. Any Stockholder shall have the right to withdraw such Stockholder's request for inclusion of such Stockholder's Registrable Securities in any registration statement pursuant to this Section 2(c) by giving written notice to the Company of such withdrawal not later than five days prior to the effective date of the Company's registration statement. Subject to Section 2(c)(ii) below, the Company shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all the Common Stock originally proposed to be registered. Notwithstanding anything to the contrary set forth in this Agreement, no Stockholder may participate in a registration under this Section 2(c) unless, at the time thereof, (1) such Stockholder owns at least 5% of the then-outstanding shares of Common Stock or
(2) certifies in writing to the Company that such Stockholder may be deemed to be an affiliate of the Company under the Securities Act.

                  (ii) Priority on Piggyback Registrations. If the Registrable Securities requested to be included in the registration statement by any Stockholder differ from the type of securities proposed to be registered by the Company and the managing underwriter advises the Company that due to such differences the inclusion of such Registrable Securities would cause a Material Adverse Effect, then (1) the



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number of such Stockholder's or Stockholders' Registrable Securities to be
included in the Registration Statement shall be reduced to an amount which, in the judgment of the managing underwriter, would eliminate such Material Adverse Effect or (2) if no such reduction would, in the judgment of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such registration statement provided no other securities of such type are included and offered for the account of any other person or entity in such registration statement. Any partial reduction in the number of Registrable Securities to be included in the registration statement pursuant to clause (1) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Stockholder's requested securities bears to the total number of Shares requested to be included in such registration statement by all persons or entities (including Requesting Stockholders) who have requested (pursuant to contractual registration rights) that their securities be included in such registration statement. If the Registrable Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Stockholder, only a portion of the Registerable Securities such Stockholder has requested be registered equal to the ratio which such Stockholder's requested securities bears to the total number of Shares requested to be included in such registration statement by all persons or entities (including Requesting Stockholders) who have requested (pursuant to contractual registration rights) that their securities be included in such registration statement. If as a result of the provisions of this Section 2(c)(ii) any Stockholder shall not be entitled to include all Registrable Securities in a registration that such Stockholder has requested to be so included, such Stockholder may withdraw such Stockholder's request to include Registrable Securities in such registration statement.

            (d)  Registration Procedures.  The Company shall:

                      (i) provide the Stockholders with a reasonable opportunity to review and comment on any registration statement to be filed pursuant to
Section 2 of this Agreement prior to the filing thereof with the Commission, and shall make all changes thereto as any Stockholder may request in writing to the extent such changes are required, in the judgment of the Company, by the Securities Act, and shall not unreasonably decline to make such other appropriate changes thereto as any Stockholder may reasonably request in writing.




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                     (ii) cause any such registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (iii) use reasonable commercial efforts to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and take such other actions, as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until, with respect to the Shelf Registration Statement, the earlier of (a) such time as all such Registrable Securities have been disposed of in accordance with the intended plan and method of disposition by the Stockholders or (b) the 12-month anniversary of the date on which such Shelf Registration Statement was first declared effective (subject to Suspension Periods and extensions coincident with the length of such suspensions), with respect to any registration statement filed under Section 2(b) of this Agreement, such time as all such Registrable Securities have been disposed of in accordance with the intended plan and method of disposition by the Stockholders but in no event more than 180 days after the first anniversary of the Effective Date, and with respect to any registration statement filed under Section 2(c) of this Agreement, such time as the Company determines to withdraw or cease proceeding with any such registration pursuant to the terms hereof, and will furnish to the Stockholders a copy of any amendment or supplement to such registration statement or prospectus prior to filing the same with the Commission and shall not file any such amendment or supplement to which the Stockholders shall reasonably have objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or otherwise inaccurately describes information pertaining to the Stockholders or to the intended plan and method of disposition of Registrable Securities by the Stockholders;

                     (iv) furnish to the Stockholders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such registration statement (including each preliminary



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prospectus), and such number of the documents, if any, incorporated by reference in such registration statement or prospectus, as the Stockholders reasonably may request;

                      (v) use reasonable commercial efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or "blue sky" laws of the states of the United States as the Stockholders reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things which may be necessary or advisable to enable the Stockholders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 2(d)(v), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                    (vi) immediately notify the Stockholders, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementing of the prospectus, and, at the request of the Stockholders, prepare and furnish to the Stockholders a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such registration statement, each Stockholder agrees that it will not sell any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company's notice that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement and, with respect to a Shelf Registration Statement, such period shall be a Suspension Period for purposes of determining the Effective Period hereunder;




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
                    (vii) use reasonable commercial efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                   (viii) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; it being hereby agreed that the Stockholders shall furnish to the Company such information regarding the Stockholders and the plan and method of distribution of Registrable Securities intended by the Stockholders as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith;

             (ix) notify the Stockholders and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing,
(A) when a prospectus, prospectus supplement or post-effective amendment related to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus, (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                      (x) use reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;




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                     (xi)     cooperate with the Stockholders and the managing
underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such authorized denominations and registered in such names as the managing underwriters, if any, shall reasonably request at least two Business Days prior to any sale of Registrable Securities to the underwriters; and

                    (xii) with respect to a "firm commitment" underwritten offering, enter into an underwriting agreement in such form, scope and substance as is customary in such underwritten offerings.

            (e) Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act as contemplated by this Agreement, the Company shall give the Stockholders, their underwriters, if any, and the Stockholders' counsel and accountants, the opportunity to review the Company's preparation of such registration statement, each prospectus included in such registration statement or filed with the Commission and each amendment or supplement thereto, and the Company will give such person or persons such reasonable access to the Company's books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary for the Stockholders and such other persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, each Stockholder shall use reasonable commercial efforts to coordinate its investigation and due diligence efforts and, to the extent practicable, will act through a single firm of counsel for all Stockholders and a single firm of accountants for all Stockholders and, if requested by the Company, will enter into a confidentiality agreement with the Company in a form reasonably satisfactory to the Company.

            (f) Indemnification. (i) Indemnification by the Company. The Company shall indemnify and hold harmless (x) each Stockholder and its affiliates, with respect to any registration statement filed pursuant to this Agreement, (y) any underwriter or selling agent selected by the Stockholders with respect to such Registrable Securities and (z) each person who controls the Stockholder or affiliate, including directors and officers of each Stockholder, and any underwriter or selling agent, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses (each a

"Loss" and collectively "Losses"), joint or several, to which the Stockholder or any such persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in an effective registration statement in which such Registrable Securities were included for registration under the Securities Act, any preliminary prospectus if used prior to the effective date of the registration statement (unless such statement is corrected in the final prospectus and the Company shall have furnished a sufficient number of copies thereof to the Stockholder in a manner and at a time sufficient to permit delivery of the same to prospective purchasers concurrently with or prior to the sale of the related Registrable Securities), final prospectus (as supplemented, if the Company shall have filed with the Commission any supplement thereto) if used during the period in which the Company is required to keep the registration statement to which such prospectus relates current and otherwise in compliance with Section 10(a) of the Securities Act, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no obligation to provide any indemnification hereunder if any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus, as the case may be, in reliance upon and in conformity with written information furnished to the Company by the Stockholder or on the Stockholder's behalf for inclusion in such registration statement; and provided, further, that the Company shall have no obligation to provide any indemnification hereunder if any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the final prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission shall have been corrected in a supplement to the final prospectus and the Stockholder or any such other person shall have failed to deliver such final prospectus as so supplemented prior to or concurrently with the sale of the Registrable Securities covered by a registration statement to the individual or entity asserting such Losses after the Company shall have furnished the Stockholder or any such other persons with a sufficient number of copies thereof in a manner and at a time sufficient to permit such delivery of the same. The indemnity provided in this Section 2(f)(i) shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder or any such other persons and shall survive the transfer of the Registrable Securities by the Stockholder or any such other persons.

                  (ii) Indemnification by the Stockholders. Each Stockholder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2(f)(i) hereof) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any untrue statement in or omission from any registration statement filed by the Company pursuant to this Agreement, any preliminary prospectus or any final prospectus included in such registration statement, or any amendment or supplement to such registration statement or prospectus, as the case may be, of a material fact if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its representatives by the Stockholder or such other persons, if any, who control the Stockholder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, or on the Stockholder's behalf, for inclusion in such registration statement, preliminary prospectus or final prospectus, as the case may be.

                    (iii) Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (an "Action") involving a claim referred to in Sections 2(f)(i) and 2(f)(ii) hereof, such indemnified party shall, if indemnification is sought against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give said notice shall not relieve the indemnifying party of its obligations under Sections 2(f)(i) or 2(f)(ii) hereof, except to the extent that the indemnifying party is actually and materially prejudiced by such failure. In case an Action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such Action, within a reasonable time after notice of the commencement thereof, or (C) such indemnified party reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (A), (B) or (C) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of one counsel (or firm of counsel) for the indemnified party shall be borne by the indemnifying party. If, in any case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. Anything in this
Section 2(f)(iii) to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent in the case of an action exclusively seeking monetary relief shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there be a final judgment adverse to the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the indemnified party from all liability in respect of such claim or litigation.

                  (iv) Contribution. If the indemnification provided for in this
Section 2 is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the Stockholder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent any untrue statement or omission giving rise to such indemnification obligation. The Company and the Stockholders agree that it would not be just and equitable if contributions pursuant to this Section 2(f)(iv) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                      (v) Indemnification Payments. Periodic payments of amounts required to be paid pursuant to this Section 2 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss, damage or liability that is incurred.

            (g) Registration Expenses. The Company shall bear all Registration Expenses incurred in connection with the performance of its obligations under
Section 2 of this Agreement.

            (h)  Holdback Agreements.

                  (i) Restrictions on Public Sale by Stockholders. Each Stockholder agrees not to effect any public sale or distribution of Registrable Securities or similar securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the period (not to exceed 90 days) beginning on, the commencement of an underwritten public distribution of Registrable Securities under any registration statement pursuant to this Agreement (except as part of such underwritten public distribution), if and to the extent requested by the Company or by the managing underwriter or underwriters.

                  (ii) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered hereunder, or any securities convertible into or exchangeable or exercisable for such securities, except in any case for any such sale or distribution of such securities in connection with any merger or consolidation involving the Company or any subsidiary thereof, the acquisition by the Company or any subsidiary thereof of the capital stock or substantially all of the assets of any other person or entity, any shelf registration, or any employee or director benefit or similar plan or any dividend reinvestment plan), during the 14 days prior to, and during the period (not to exceed 90 days) beginning on, the commencement of an underwritten public distribution of Registrable Securities, if and to the extent requested by the managing underwriter or underwriters.

            (i) Certain Obligations of Stockholders. The Company may require each Stockholder of Registrable Securities as to which any registration is being effected to furnish to the Company all such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration. Each Stockholder agrees that, upon receipt of any notice from the

Company of the happening of any Material Disclosure Event, such Stockholder will forthwith discontinue the offering and disposition of Registrable Securities pursuant to any registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of any supplemented or amended prospectus and until it is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Stockholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to and including the date when each Stockholder of Registrable Securities covered by such registration statement shall have received the copies of any supplemented or amended prospectus and such notification from the Company permitting the resumption of the use of the prospectus. No Stockholder may participate in any registration under this Agreement (whether pursuant to the Shelf Registration Statement, a Demand Registration or a Piggyback Registration) unless such Stockholder (1) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company; and (2) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no Stockholder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (a) its ownership of its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (b) its power and authority to effect such transfer, and (c) such matters pertaining to compliance with securities laws as may be reasonably requested.

3. RULE 144.

            The Company shall comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Stockholder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements and, upon such Stockholder's compliance with the applicable provisions of Rule 144, will take such action as may be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Stockholder, in accordance with the terms and conditions of Rule 144.

4.    MISCELLANEOUS.

            (a) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall specify the Section of this Agreement pursuant to which it is given or being made and shall be sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

            (i) If to any Stockholder, at the address of such Stockholder as set forth on the signature pages hereto; and

            (ii)  If to Company, at

            Samuels Jewelers, Inc.
            2914 Montopolis Drive, Suite 200
            Austin, Texas 78741
            Attention:          E. Peter Healey
                                Executive Vice President,
                                Chief Financial Officer and Secretary
                                Telecopy Number: (512) 369-1515

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier.

            (b) Successors and Assigns. This Agreement (i) may not be assigned by the Company or any Stockholder (except that this Agreement may be assigned by any Stockholder to a Permitted Assignee in connection with the transaction pursuant to which such Permitted Assignee becomes such, whereupon such Permitted Assignee shall be deemed to be a Stockholder for all purposes of this Agreement) and (ii) shall be binding on all successors to the Company and the Stockholders.

            (c) Amendments. This Agreement may be amended or modified only by a written agreement signed by each party hereto.

            (d) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            (e) Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

            (f) Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

            (g) Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            (h) Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Stockholders in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

            (i) Specific Performance. The parties hereto acknowledge and agree that they would not have adequate remedies at law and would be irreparably harmed if any of the provisions of this Agreement were not performed by the parties hereto in accordance with the specific terms hereof or were otherwise breached, and that, in such case, it would be impossible to measure in money the damages to such parties. It is accordingly agreed that the parties hereto shall be entitled to injunctive relief or the enforcement of other equitable remedies, without bond or other security, to compel performance and to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

            IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered as of the date first above written.

                                        SAMUELS JEWELERS, INC.

                                        By: /s/ E. Peter Healey
                                           -------------------------------------
                                        Name: E. Peter Healey
                                        Title: Executive Vice President,
                                               Chief Financial Officer and
                                               Secretary



                                        THE GALILEO FUND, L.P.
                                        BY: DDJ GALILEO, LLC, ITS GENERAL
                                            PARTNER
                                        BY: DDJ CAPITAL MANAGEMENT, LLC,
                                            MEMBER

                                        By: /s/ David J. Breazzano
                                           -------------------------------------
                                        Name: David J. Breazzano
                                        Title:  Member
                                        Address: c/o DDJ Capital Management, LLC
                                                 141 Linden Street, Suite 4
                                                 Wellesley, MA 02482-7910



                                        B III CAPITAL PARTNERS, L.P.
                                        BY: DDJ CAPITAL III, LLC, ITS GENERAL
                                            PARTNER
                                        BY: DDJ CAPITAL MANAGEMENT, LLC,
                                        MANAGER

                                        By: /s/ David J. Breazzano
                                           -------------------------------------
                                        Name: David J. Breazzano
                                        Title:  Member
                                        Address: c/o DDJ Capital Management, LLC
                                                 141 Linden Street, Suite 4
                                                 Wellesley, MA 02482-7910

                                        DDJ OVERSEAS CORPORATION
                                        BY: DDJ CAPITAL MANAGEMENT, LLC,
                                            ITS ATTORNEY-IN-FACT

                                        By: /s/ David J. Breazzano
                                           -------------------------------------
                                        Name: David J. Breazzano
                                        Title:  Member
                                        Address: c/o DDJ Capital Management, LLC
                                                 141 Linden Street, Suite 4
                                                 Wellesley, MA 02482-7910

                                             PAINEWEBBER HIGH INCOME FUND

                                             By: /s/ Emil Polito
                                                -------------------------------
                                             Name: Emil Polito
                                             Title: Vice President
                                             Address:



                                             MANAGED HIGH YEILD FUND INC.

                                             By: /s/ Emil Polito
                                                -------------------------------
                                             Name: Emil Polito
                                             Title: Vice President
                                             Address:



                                             ALL-AMERICAN TERM TRUST INC.

                                             By: /s/ Emil Polito
                                                -------------------------------
                                             Name: Emil Polito
                                             Title: Vice President
                                             Address:

                                             PAINEWEBBER OFFSHORE FUNDS PLC
                                             THE HIGH INCOME FUND

                                             By: /s/ Emil Polito
                                                -------------------------------
                                             Name: Emil Polito
                                             Title: Vice President
                                             Address: